                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                         Tootsie Roll Industries, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                         TOOTSIE ROLL INDUSTRIES, INC.
               7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629

                                                                  March 30, 1994

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of your Company to be held on Monday, May 2, 1994, at 9:00 A.M., Eastern Daylight Savings Time, in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia.

    At the meeting, you will be asked to consider and vote upon the election of five directors and a proposal to ratify the appointment of Price Waterhouse as independent auditors of the Company.

    The formal Notice of the Annual Meeting of Shareholders and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please promptly mark, sign and date the enclosed proxy and return it in the enclosed envelope, whether or not you intend to be present at the Annual Meeting of Shareholders.

                                   Sincerely,

    Melvin J. Gordon          Ellen R. Gordon
CHAIRMAN OF THE BOARD AND      PRESIDENT AND
 CHIEF EXECUTIVE OFFICER      CHIEF OPERATING
                                  OFFICER

                         TOOTSIE ROLL INDUSTRIES, INC.
               7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 1994

To the Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders of TOOTSIE ROLL INDUSTRIES, INC. will be held in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia, on Monday, May 2, 1994, at 9:00 A.M., Eastern Daylight Savings Time, for the following purposes:

    1.  To elect five directors;

    2. To consider and act upon ratification of the appointment of Price Waterhouse as independent auditors of the Company for the fiscal year ending December 31, 1994; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 11, 1994 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The relative voting rights of the Company's Common Stock and Class B Common Stock in respect of the Annual Meeting and the matters to be acted upon at such meeting are described in the accompanying Proxy Statement.

    Your attention is directed to the accompanying Proxy, Proxy Statement and Annual Report of Tootsie Roll Industries, Inc. for 1993.

                                          By Order of the Board of Directors
                                          William Touretz, Secretary

Chicago, Illinois
March 30, 1994

NOTE: PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                         TOOTSIE ROLL INDUSTRIES, INC.
                            7401 SOUTH CICERO AVENUE
                            CHICAGO, ILLINOIS 60629
                             ---------------------

                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 2, 1994

                            ------------------------

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tootsie Roll Industries, Inc. of the accompanying proxy for the Annual Meeting of Shareholders of the Company to be held on Monday, May 2, 1994, and at any adjournments thereof. The purpose of the meeting is for the shareholders of the Company to: (1) elect five directors to terms of office expiring at the 1995 Annual Meeting of Shareholders; (2) consider and act upon a proposal to ratify the appointment of Price Waterhouse as independent auditors of the Company for the fiscal year ending December 31, 1994; and (3) transact such other business as may properly come before the meeting and any adjournments thereof.

    Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for ratification of the appointment of Price Waterhouse as the Company's independent auditors. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting it is intended that the persons named in the accompanying proxy will vote thereon at their discretion. Any shareholder may revoke his or her proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing a later-dated proxy or by attending the meeting and voting his or her shares in person.

    The Board of Directors has fixed the close of business on March 11, 1994 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders to be held on May 2, 1994, and at any adjournments thereof. As of the close of business on March 11, 1994, there were outstanding and entitled to vote 7,078,671 shares of Common Stock and 3,451,695 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and therefore the Common Stock will be entitled to a total of 7,078,671 votes and the Class B Common Stock will be entitled to a total of 34,516,950 votes. The Common Stock and the Class B Common Stock will vote together as a single class with respect to the election of directors and all other matters submitted to the Company's shareholders at the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders of the Company on or about March 30, 1994.

    The entire cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not receive special compensation for such services. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common Stock and Class B Common Stock.

                               VOTING INFORMATION

    A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by striking a line through such nominee's name. A shareholder may, with respect to the proposal to ratify the appointment of Price Waterhouse as the Company's independent auditors (i) vote "FOR" ratification, (ii) vote "AGAINST" ratification or (iii) "ABSTAIN" from voting on the proposal. Proxies properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for ratification of the appointment of Price Waterhouse as the Company's independent auditors. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

    The affirmative vote of a plurality of the votes present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Accordingly, if a quorum is present at the meeting, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director(s) and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the meeting, in order to ratify the appointment of Price Waterhouse as the Company's independent auditors, the number of votes cast favoring the action must exceed the number of votes cast opposing the action. Accordingly, non-votes and abstentions with respect to such matter will not affect the determination of whether such matter is approved.

                             ELECTION OF DIRECTORS

    It is the intention of the persons named in the accompanying proxy to vote for the election of Melvin J. Gordon, Ellen R. Gordon, Charles W. Seibert, William Touretz and Lana Jane Lewis-Brent as directors of the Company to serve until the 1995 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. All of such nominees are now directors of the Company, having been previously elected as directors by the shareholders of the Company. Daniel G. Ross, currently a director of the Company, has informed the Company of his intention to retire upon the expiration of his term and, accordingly, will not be standing for re-election. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

    The following table sets forth information with respect to the five nominees for election as directors and Daniel G. Ross who is retiring from the Board of
Directors:

NAME, AGE AND OTHER POSITIONS, IF ANY,
             WITH COMPANY                           PERIOD SERVED AS DIRECTOR AND BUSINESS EXPERIENCE
- ---------------------------------------  ------------------------------------------------------------------------
Melvin J. Gordon, 74; Chairman of the
 Board and Chief Executive               Director since 1952; Chairman of the Board since 1962; Director and
 Officer(1)(2)                            President of HDI Investment Corp., a family investment company.
Ellen R. Gordon, 62, President and       Director since 1969; President since 1978; Director and Vice-President
 Chief Operating Officer(1)(2)            of HDI Investment Corp., a family investment company; director of CPC
                                          International since 1991.
Charles W. Seibert, 79(3)                Director since 1978; retired; Vice-President of Citibank through
                                          February, 1974 and consultant to several banks since 1974.
William Touretz, 79, Secretary(1)        Director since 1974; Treasurer 1969-79; Secretary since 1978; part-time consultant to Company and subsidiaries since 1980.
Lana Jane Lewis-Brent, 47(3)(4)          Director since 1988; President of Paul Brent Designer, Inc. since spring
                                          1992 (art publishing); former President of Sunshine-Jr. Stores, Inc.
                                          (convenience stores).
Daniel G. Ross, 89(5)                    Director since 1958; partner, Becker Ross Stone DeStefano & Klein
                                          (attorneys).

- ------------------------
(1) Member of the Executive Committee. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, other than certain actions which under the laws of the State of Virginia must be approved by the Board of Directors. The Executive Committee held four meetings in 1993.

(2)  Melvin  J. Gordon and  Ellen R. Gordon  are husband and  wife. Mr. and Mrs.
     Gordon may be deemed to be control persons of the Company.
(3) Member of the Audit Committee. The Audit Committee (a) annually recommends to the Board of Directors the appointment of independent public accountants for the Company and subsidiaries; (b) reviews the scope of audits; (c) approves the non-audit services of the independent public accountants for the Company and subsidiaries and their fees for audit and non-audit services; and (d) receives, reviews and takes action deemed appropriate with respect to audit reports submitted. The Audit Committee held two meetings during 1993.
(4)  Each of the existing directors who was a director prior to 1988 has  agreed
     (so long as they remain directors) to nominate an independent director at the Company's annual meeting of shareholders to be held in each of the years 1989 through 1994 and Mr. and Mrs. Gordon have agreed to vote their shares (and certain other shares in respect of which they exercise voting power) for the election of such person (or successor person).
(5)  Mr.  Ross is  a partner of  the law firm  of Becker Ross  Stone DeStefano &
     Klein, which firm has served as general counsel to the Company for many years. The Company proposes to retain said firm in the current fiscal year.

    The Company does not have a nominating committee or compensation committee.

    The Board of Directors held four meetings during 1993. Mr. and Mrs. Gordon do not receive fees for their service on the Board of Directors or committees. Other directors receive an annual fee of $14,500 plus $1,250 per meeting attended for service on the Board of Directors. Each member of the Audit Committee receives $1,000 per meeting attended. Mr. Seibert, as the Chairman of the Audit Committee, receives an additional annual fee of $5,500. Additionally, William Touretz receives an annual fee of $3,000 for service on the Executive Committee. During 1993, all of the directors attended at least 75 percent of the meetings of the Board of Directors and (if they were members of the Executive Committee or Audit Committee) the Executive Committee and Audit Committee.

               OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK
                          BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 11, 1994, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of such Common Stock or Class B Common Stock.

                                                   NUMBER OF SHARES OF
                                                    COMMON STOCK AND
                                                  CLASS B COMMON STOCK
                                                   OWNED BENEFICIALLY
                                                      AND NATURE OF
                                                       BENEFICIAL        PERCENTAGE OF
                                                      OWNERSHIP (1)       OUTSTANDING
                                                  ---------------------    SHARES OF
                NAME                               DIRECT     INDIRECT       CLASS
- ------------------------------------              ---------  ----------  --------------
Melvin J. Gordon....................  Common        218,269      --                 3.1%
               .....................  Class B       218,269      --                 6.3%
Ellen R. Gordon.....................  Common      1,402,071     6,633(2)           19.9%
               .....................  Class B     1,402,071     6,633(2)           40.8%
Melvin J. Gordon
 and Ellen R. Gordon,
 jointly as fiduciaries.............  Common         --       882,104(3)           12.5%
               .....................  Class B        --       882,104(3)           25.6%
Leigh R. Weiner.....................  Common        302,711    68,296(4)            5.2%
               .....................  Class B       369,999    80,496(4)           13.1%

- ------------------------
* The address of Mr. and Mrs. Gordon is c/o Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629. The address of Mr. Weiner is c/o Becker Ross Stone DeStefano & Klein, 41 East 42nd Street, New York, New York 10017-5372.
(1) The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly.
(2)  Held as co-trustee of the Company's pension plan.
(3) Includes 784,855 shares each of Common Stock and Class B Common Stock held by Mr. and Mrs. Gordon as fiduciaries for their children and 97,249 shares each of Common Stock and Class B Common Stock owned by a charitable foundation in which members of the Gordon family are interested.
(4) Includes 12,539 shares of Common Stock and 7,861 shares of Class B Common Stock held by Mr. Weiner's wife (of which he disclaims beneficial ownership), 30,243 shares of Common Stock and 23,928 shares of Class B Common Stock held Mr. Weiner or by his wife as custodian for their children and 25,514 shares of Common Stock and 48,707 shares of Class B Common Stock held by a charitable foundation in which Mr. Weiner and members of his family are interested.

        OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT

    The following table sets forth as of March 11, 1994 information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each director, by each executive officer who is named in the summary compensation table included in this proxy statement, and by all directors and executive officers of the Company as a group.

                                                   NUMBER OF SHARES
                                                   OF COMMON STOCK
                                                     AND CLASS B
                                                     COMMON STOCK
                                                        OWNED
                                                   BENEFICIALLY AND
                                                      NATURE OF
                                                      BENEFICIAL     PERCENTAGE OF
                                                    OWNERSHIP (1)     OUTSTANDING
                                                   ----------------    SHARES OF
                   NAME                            DIRECT  INDIRECT      CLASS
- ------------------------------------------         ------  --------  --------------
Melvin J. Gordon.......................... Common      (2)       (2)            (2)
               ........................... Class B     (2)       (2)            (2)
Ellen R. Gordon........................... Common      (2)       (2)            (2)
               ........................... Class B     (2)       (2)            (2)
Daniel G. Ross............................ Common   6,439        --             (3)
               ........................... Class B  6,439        --             (3)
Charles W. Seibert........................ Common     225        --             (3)
               ........................... Class B    225        --             (3)
William Touretz........................... Common      --        --             (3)
               ........................... Class B    613     1,619             (3)
Lana Jane Lewis-Brent..................... Common     739     2,225             (3)
               ........................... Class B     --        --             (3)
John W. Newlin, Jr........................ Common   2,022       252             (3)
               ........................... Class B  2,022       252             (3)
Thomas E. Corr............................ Common      --        --             (3)
               ........................... Class B     --        --             (3)
G. Howard Ember........................... Common      --        --             (3)
               ........................... Class B     --        --             (3)
All directors and executive officers as a
 group (10 persons)....................... Common  1,629,765  891,214         35.6%
               ........................... Class B 1,629,639  890,608         73.0%

- ------------------------
(1) The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly.
(2) See the table under the caption "Ownership of Common Stock and Class B Common Stock by Certain Beneficial Owners" above for shareholdings of Mr. and Mrs. Gordon.
(3)  Less than 1% of the outstanding shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following summary compensation table sets forth the compensation of the Chairman and Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company for services rendered during the year ended December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                ---------------------------------
                                                                         AWARDS
                                 ANNUAL COMPENSATION            ------------------------  PAYOUTS
                        --------------------------------------  RESTRICTED                -------
  NAME AND PRINCIPAL                              OTHER ANNUAL    STOCK                    LTIP        ALL OTHER
       POSITION         YEAR   SALARY    BONUS    COMPENSATION    AWARDS    OPTIONS/SARS  PAYOUTS  COMPENSATION(1)(2)
- ----------------------  ----  --------  --------  ------------  ----------  ------------  -------  ------------------
Melvin J. Gordon        1993  $610,000  $360,000  $     0       $     0          0        $   0    $    394,281      (3)
Chairman and CEO        1992   555,000   300,000        0             0          0            0         347,224
                        1991   495,000   245,000        0             0          0            0
Ellen R. Gordon         1993  $545,000  $355,000  $     0       $     0          0        $   0    $    374,921      (3)
President and Chief     1992   490,000   295,000        0             0          0            0         308,324
 Operating Officer      1991   430,000   240,000        0             0          0            0
John W. Newlin, Jr.     1993  $327,000  $120,000  $     0       $     0          0        $   0    $    122,044
Vice President/         1992   297,000   100,000        0             0          0            0         108,848
 Manufacturing          1991   263,000    80,000        0             0          0            0
Thomas E. Corr          1993  $277,000  $122,000  $     0       $     0          0        $   0    $    108,972
Vice President/         1992   252,000   101,000        0             0          0            0          95,150
 Marketing and Sales    1991   220,000    77,000        0             0          0            0
G. Howard Ember         1993  $187,000  $ 70,000  $     0       $     0          0        $   0    $     68,342
Vice President/         1992   170,000    48,000        0             0          0            0          57,140
 Finance                1991   153,000    30,000        0             0          0            0

- ------------------------------
(1) "All Other Compensation" includes (i) contributions to the Company's pension, profit sharing and excess benefit plans, (ii) annual awards to the Company's Career Achievement Plan ("CAP") in the form of deferred compensation with vesting and forfeiture provisions and (iii) benefits under the Company's 1993 split dollar life insurance plan. In accordance with the rules and regulations of the Securities and Exchange Commission, amounts for 1991 are not presented.
(2) For 1993, (i) contributions under the Company's pension, profit-sharing and excess benefit plans, (ii) CAP awards and (iii) split dollar life insurance benefits were, respectively, as follows: $115,248, $0 and $269,333 for Melvin J. Gordon; $105,588, $0 and $269,333 for Ellen R. Gordon; $52,044, $70,000 and $0 for John W. Newlin; $45,972, $63,000 and $0 for Thomas E. Corr; and $27,342, $41,000 and $0 for G. Howard Ember. In 1993, both Melvin
     J. Gordon and Ellen R. Gordon forfeited their CAP benefits accrued during 1992 and agreed not to participate in future CAP awards in exchange for the split dollar life insurance plan described in (3) below.
(3) The Company's 1993 split dollar life insurance plan for Melvin J. Gordon and Ellen R. Gordon in part replaces benefits that were already earned under the Company's CAP. The 1993 split dollar life insurance plan also provides additional benefits. Although the Company will fully recover all premiums paid for the split dollar life insurance after approximately 15 years, the plan includes a compensation element for the additional benefits attributable to the Company's cost for advancing the premium payments. The compensation element represents the total expected cost of the benefits provided allocable to the service provided by Melvin J.Gordon and Ellen R. Gordon during the year. For more information on the split dollar life insurance plan, see "Report of the Board of Directors on Executive Compensation."

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The entire Board of Directors is responsible for determining the compensation structure and amounts for the executive officers of the Company. This report describes the policies and rationale for the Board in establishing the principal components of compensation for the executive officers during 1993.

EXECUTIVE COMPENSATION POLICY

    The Company's compensation program is designed to encourage and reward both individual effort and teamwork leading to improvement in the Company's financial performance and attainment of the Company's principal long-term objective of profitably building the Company's well-known brands. The Company's executive officer compensation program is comprised of base salary, annual cash incentive bonuses, annual awards to the Company's Career Achievement Plan ("CAP"), split dollar life insurance and pension, profit sharing and excess benefit plans generally available to employees of the Company. The Board of Directors believes that this program will lead to increased shareholder value on a long-term basis.

BASE SALARY

    The Board of Directors annually reviews each executive officer's salary. The Board considers the following with respect to the determination of an individual executive officer's base salary:

        - Performance and contribution to the Company, including length of service in the position;

        - Comparative compensation levels  of other companies,  including
          periodic   compensation   studies   performed   by  independent
          compensation and benefit consultants;

        - Overall competitive environment for executives and the level of
          compensation  considered  necessary   to  attract  and   retain
          executive talent; and

        - Historical compensation and performance levels for the Company.

    Companies used in comparative analyses for the purpose of determining each executive officer's salary are selected with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including market capitalization and industry classification. The companies used in these comparative analyses include some of the companies in the Peer Group used in the Performance Graph, as well as other companies. The Board of Directors believes that the Company's primary competitors for executive talent are companies with a similar market capitalization and, accordingly, relies on a broad array of companies in various industries for comparative analyses.

ANNUAL INCENTIVES AND OTHER AWARDS

    Annual incentive bonuses and other awards are made at the discretion of the Board of Directors to executive corporate officers to recognize and reward each individual executive officer's contribution to the Company's overall performance in terms of both financial results and attainment of individual and Company goals.

    The annual cash incentive bonus is designed to reward executives, as well as other management personnel, for their contributions to the Company's financial performance during the prior year.

    The annual CAP award and split dollar life insurance is principally designed to provide an incentive to executive corporate officers to achieve both short-term and long-term financial and other goals, including strategic objectives. These programs are also designed to provide an incentive for the executive to remain with the Company on a long-term basis. The CAP award is determined annually by the Board of Directors based on the performance of the Company and the executive's contribution to the success of the Company and vests ratably over five years from the date of grant.

    The Board of Directors considers both achievement of strategic objectives and financial performance measures in determining compensation levels. Although the Board of Directors does not use a fixed formula for determining annual incentive and other awards, the following measures of Company performance were considered in the determination of 1993 bonuses and incentive awards:

        - Earnings per share;

        - Return on assets;

        - Return on equity; and

        - Net earnings as a percentage of sales.

    The  awards  for  1993  recognize   the  Company's  achievement  of   record
profitability for the year and the high level of achievement on other measures of financial performance.

RATIONALE OF CEO COMPENSATION

    The Board of Directors established the compensation of Melvin J. Gordon, Chairman of the Board of Directors and Chief Executive Officer, using the same criteria that were used to determine the other executive officers' compensation as discussed above. In addition, the Board considered Mr. Gordon's leadership of the Company in achieving the Company's strategic and long-term objectives. A substantial portion of his compensation was at risk, in the form of annual cash incentive bonus. It is the Board's opinion that Mr. Gordon's compensation package was based on an appropriate assessment of the Company's performance, his individual performance and competitive standards.

SPLIT DOLLAR LIFE INSURANCE PLANS

    During 1993, the Board of Directors approved a split dollar life insurance plan that accomplishes the Company's objectives of rewarding achievement of short-term and long-term financial and other goals and provides an incentive to remain with the Company on a long-term basis. The split dollar life insurance plan provides for the purchase of survivorship life insurance policies on the lives of Melvin J. Gordon, Chairman of the Board and CEO, and Ellen R. Gordon, President and Chief Operating Officer. Mr. and Mrs. Gordon pay a portion of the annual premium with the remainder of the premium paid by the Company. The split dollar life insurance policy includes provisions which provide for the repayment to the Company of all premiums paid within approximately 15 years (or earlier in the event of the death of both Mr. and Mrs. Gordon).

    The split dollar life insurance plan includes an amount of life insurance intended to replace coverage previously provided and funded by the Company under a previous incentive compensation plan which was in place from 1982 through 1992. The replacement of previously provided insurance was required as a result of the deterioration of the financial condition of the insurance carrier underwriting such policies. A portion of the premiums paid under the previous policies was recovered prior to allowing the related life insurance policies to lapse.

    The Board of Directors believes the split dollar life insurance plan to be in the best interests of the Company because it encourages Mr. and Mrs. Gordon to continue their efforts on behalf of and to provide services to the Company. The Board of Directors further believes that the compensation feature of the split dollar life insurance plan is reasonable in relation to the value of the contributions of Mr. and Mrs. Gordon to the growth and success of the Company. The total cost to the Company will be the time value of money from the time premiums are paid until such time the premiums are recovered. In considering the split dollar life insurance plan, the Board of Directors projected the total benefit to Mr. and Mrs. Gordon to be substantially similar to the total benefit the Board of Directors projected would have been provided under previous compensation plans, including the Career Achievement Plan. Mr. and Mrs. Gordon have forfeited their rights to participate in the Career Achievement Plan.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Internal Revenue Code limits the tax deductibility of executive compensation in certain circumstances. In the event a portion of executive compensation were not tax deductible, the Board of Directors may require the executive to defer the non-deductible portion of compensation until such time the compensation may be deductible by the Company.

    The foregoing report has been approved by the Board of Directors, the members of which are:

                                Melvin J. Gordon
                                Ellen R. Gordon
                                 Daniel G. Ross
                               Charles W. Siebert
                                William Touretz
                             Lana Jane Lewis-Brent

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As indicated above under "Report on Executive Compensation," the Board of Directors of the Company is responsible for determining the compensation of the executive officers of the Company. Mr. Gordon is the Chairman of the Board and Chief Executive Officer of the Company, Mrs. Gordon is President and Chief Operating Officer of the Company, and Mr. Touretz is the Secretary of the Company. As described above under "Election of Directors," Mr. and Mrs. Gordon each serves as a director and executive officer of

HDI Investment Corp. ("HDI"), a family investment company. The board of directors of HDI is responsible for determining the compensation of the executive officers of HDI, two of whose executive officers (Mr. and Mrs. Gordon) serve on the Board of Directors of the Company.

                               PERFORMANCE GRAPH

    The following performance graph compares the Company's cumulative total shareholder return on the Company's Common Stock for a five-year period (December 31, 1988 to December 31, 1993) with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industry Food Index ("Peer Group," which includes the Company).

                        1988      1989      1990      1991      1992      1993
Tootsie Roll           100.00    126.21    145.99    271.96    297.00    281.60
S&P 500                100.00    131.69    127.60    166.47    179.15    197.21
Peer Group             100.00    134.89    147.27    206.59    208.02    195.04

- ------------------------
*Assumes (i) $100 invested on December 31, 1988 in each of the Company's Common Stock, S&P 500 and the Dow Jones Industry Food Index and (ii) the reinvestment of dividends.

                       RATIFICATION OF THE APPOINTMENT OF
                    PRICE WATERHOUSE AS INDEPENDENT AUDITORS

    The Board of Directors has appointed Price Waterhouse, independent public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1994. Price Waterhouse has been the Company's independent auditors since 1968. Although not required by the Company's articles of incorporation or bylaws, the Board of Directors deems it to be in the best interest of the Company to submit to the shareholders a proposal to ratify the appointment of Price Waterhouse and recommends a vote in favor of such ratification. It is not expected that representatives of Price Waterhouse will attend the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting of Shareholders, any shareholder proposals should be addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President, and must be received no later than December 1, 1994.

    A COPY OF THE COMPANY'S 1993 ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO TOOTSIE ROLL INDUSTRIES, INC., 7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629, ATTENTION: G. HOWARD EMBER, VICE PRESIDENT/FINANCE. A REASONABLE CHARGE WILL BE MADE FOR REQUESTED EXHIBITS.

                                          By Order of the Board of Directors
                                          William Touretz
                                          SECRETARY
Chicago, Illinois
March 30, 1994

                                                                          PROXY

                          TOOTSIE ROLL INDUSTRIES, INC.

                   ANNUAL MEETING OF SHAREHOLDERS--MAY 2, 1994

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



     The undersigned shareholder of TOOTSIE ROLL INDUSTRIES, INC. (the "Company") hereby appoints ELLEN R. GORDON, WILLIAM TOURETZ, MICHAEL L. SOFFIN and AUGUSTUS C. EPPS, JR., and each of them, as the undersigned's proxies (with the power of substitution) to vote all the shares of Common Stock and/or Class B Common Stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders of such Company to be held on May 2, 1994 at 9:00 A.M. (EDST) and any adjournment thereof, on the matters set forth on the reverse side hereof.

     This Proxy will be voted in accordance with instructions specified on the reverse side, but in the absence of any instructions will be voted "FOR" Items
(1), (2) and (3). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The undersigned hereby revokes any proxy heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

          PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
                         A RETURN ENVELOPE IS ENCLOSED.

      __________________    _________________     ____________________
        ACCOUNT NUMBER           COMMON              CLASS-B COMMON

(1)--Election of Directors: Melvin J. Gordon, Ellen R. Gordon, Lana Jane Lewis-Brent, Charles W. Siebert, William Touretz.

FOR all nominees listed above (except as marked to the contrary above)

WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)


(2)--Proposal to ratify the appointment of Price Waterhouse as auditors for the fiscal year 1994.

FOR
AGAINST
ABSTAIN


(3)--In their discretion in the transaction of any other business that may properly come before such meeting.

FOR
AGAINST
ABSTAIN


The undersigned hereby revokes any proxy heretofore given. This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items (1), (2) and (3). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

DATED:____________________________________________________________________, 1994

_______________________________________________________________________________

_______________________________________________________________________________
                           Signature(s) of Shareholder
           PLEASE MARK YOUR CHOICE LIKE THIS / / IN BLUE OR BLACK INK

Please date and sign exactly as name appears hereon. Executors, administrators, Trustees, etc. should so indicate when signing. If shares are held jointly, both shareholders should sign.